                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS








As independent public accountants, we hereby consent to the incorporation by reference of our report dated December 4, 1998 included in Delta Air Lines, Inc.'s annual report on Form 11-K for the Delta Family-Care Savings Plan for the year ended June 30, 1998 into the Company's previously filed Registration Statement No. 33-30454.



ARTHUR ANDERSEN LLP





Atlanta, Georgia
December 21, 1998